Exhibit 99.1
Ambac Reports Fourth Quarter 2022 Results
Net income of $175 million ($3.86 per diluted share) and adjusted earnings of $190 million ($4.18 per diluted share)
Reduced debt and accrued interest by $1.8 billion
$121 million net gain related to RMBS representation and warranty litigation settlements
Specialty P&C Insurance premium production of $90 million, up 172% from fourth quarter of 2021
Book Value ($27.85 per share) and Adjusted Book Value ($28.29 per share) up 24% and 22%, respectively, from the prior quarter
NEW YORK, NY, February 28, 2023 (BUSINESS WIRE) -- Ambac Financial Group, Inc. (NYSE: AMBC) ("Ambac" or "AFG"), a financial services holding company, today reported net income attributable to common stockholders of $175 million or $3.86(1) per diluted share and adjusted earnings(2) of $190 million or $4.18(1) per diluted share for the quarter ended December 31, 2022. This compares to a net loss attributable to common stockholders of $22 million or $0.42 per diluted share and an adjusted loss of $10 million or $0.16 per diluted share in the fourth quarter of 2021. Book value per share increased $5.42 to $27.85 and adjusted book value per share(2) increased $5.16 to $28.29 from September 30, 2022, to December 31, 2022.
For the quarter ended December 31, 2022, a $78 million net gain [$126 million litigation recovery(1) plus a $5 million gain on Sitka notes owned in the investment portfolio less $53 million of debt call premium and accelerated unamortized discount] was recorded related to the previously announced $1.84 billion RMBS representation and warranty litigation settlement with Bank of America. In addition, on December 29, 2022, Ambac agreed to a $140 million RMBS representation and warranty litigation settlement with Nomura resulting in an additional fourth quarter 2022 gain of $43 million. The Nomura settlement proceeds along with $6 million of cash on hand was used to repay the remaining outstanding balance of the Tier 2 Notes effective January 15, 2023.
Claude LeBlanc, President and Chief Executive Officer, stated, “Ambac ended 2022 in a substantially improved financial and strategic position relative to the start of the year. During the fourth quarter we took additional steps and materially improved our financial position with the settlement of our last remaining legacy RMBS litigations for approximately $2 billion. We also resolved HTA, our final remaining Puerto Rico exposure, and significantly reduced our financial leverage by redeeming and repurchasing $1.8 billion of debt and accrued interest. These accomplishments helped deliver a 24% growth in our book value in the quarter."
LeBlanc continued, "Our Specialty P&C businesses continued the positive momentum through year-end as premium production in the quarter grew 172% to $90 million and for the year increased by 116% to $282 million. With the success in stabilizing our legacy business, together with the continued material progress and growth of our Specialty P&C businesses, we are now very well positioned to progress our strategic priorities for 2023 and beyond."

(1) The settlement payment from Bank of America included recoveries from litigations for alleged breaches of contractual obligations and fraud by the BOA Parties. The settlement payment was allocated to each of the litigations based on previously developed internal valuations of each individual litigation. The portion of the settlement payment allocated to fraud litigation recoveries has been recorded as a litigation recovery in the fourth quarter of 2022.

Ambac's Fourth Quarter 2022 Summary Results
			Better (Worse)
($ in millions, except per share data)	4Q2022	4Q2021	Amount	Percent
Gross written premium	$43.7	$8.4	$35.3	420%
Net premiums earned	17.0	10.5	6.5	61%
Net investment income	22.6	27.1	(4.6)	(17)%
Net investment gains (losses), including impairments	0.3	2.8	(2.5)	(89)%
Net gains (losses) on derivative contracts	5.0	3.4	1.6	46%
Net realized gains on extinguishment of debt	24.3	—	24.3	NA
Commission income	8.8	6.4	2.4	38%
Other income	7.0	1.4	5.6	388%
Litigation recoveries	125.9	—	125.9	NA
Losses and loss adjustment expenses (benefit)	(55.1)	(15.2)	39.9	263%
General and administrative expenses	51.4	28.8	(22.5)	(78)%
Commission expense	5.1	3.6	(1.4)	(39)%
Interest expense	30.4	43.8	13.4	31%
Intangible amortization	13.2	11.3	(1.9)	(17)%
Pretax income (loss)	172.9	(19.1)	192.0	1,005%
Provision (benefit) for income taxes	(1.3)	2.9	4.3	146%
Net income (loss) attributable to common stockholders	175.2	(22.1)	197.3	891%
Net income (loss) per diluted share[1]	3.86	(0.42)	4.28	1,019%
EBITDA	216.7	36.2	180.5	498%
Adjusted earnings (loss) [2]	189.8	(9.9)	199.7	2,027%
Adjusted earnings (loss) per diluted share [1,2]	4.18	(0.16)	4.34	2,713%
Weighted-average diluted shares outstanding (in millions)	46.1	46.6	0.6	1%

	December 31, 2022	September 30, 2022	Better (Worse)
			Amount	Percent
Total Ambac Financial Group, Inc. stockholders' equity	$1,252.3	$1,008.6	$243.8	24%
Total Ambac Financial Group, Inc. stockholders' equity per share	27.85	22.43	5.42	24%
Adjusted book value [2]	1,272.1	1,040.0	232.2	22%
Adjusted book value per share [2]	28.29	23.13	5.16	22%
(1) Per diluted share includes the impact of adjusting redeemable noncontrolling interests to current redemption value
(2) See Non-GAAP Financial Data section of this press release for further information.
(3) Some financial data in this press release may not add up due to rounding

Ambac's 2022 Full Year Summary Results
			Better (Worse)
($ in millions, except per share data)	2022	2021	Amount	Percent
Gross written premium	$126.9	$1.9	$124.9	6,460%
Net premiums earned	56.3	47.0	9.3	20%
Net investment income	16.8	139.3	(122.5)	(88)%
Net investment gains (losses), including impairments	31.5	6.7	24.9	371%
Net gains (losses) on derivative contracts	128.6	22.3	106.2	475%
Commission income	30.7	26.2	4.5	17%
Other income	9.9	1.1	8.7	778%
Net realized gains on extinguishment of debt	81.3	32.8	48.5	148%
Litigation recoveries	125.9	—	125.9	—%
Losses and loss adjustment expenses (benefit)	(396.5)	(88.2)	308.2	349%
General and administrative expenses	141.2	111.3	(29.8)	(27)%
Commission expense	17.6	14.5	(3.1)	(21)%
Interest expense	168.2	187.5	19.3	10%
Intangible amortization	46.8	55.0	8.2	15%
Pretax income (loss)	524.6	1.8	(522.8)	(28,850)%
Provision (benefit) for income taxes	2.5	18.0	15.5	86%
Net income (loss) attributable to common stockholders	522.4	(16.9)	539.3	3,196%
Net income (loss) per diluted share	11.31	(0.61)	11.92	1,954%
Adjusted earnings (loss) [1,2]	554.6	42.8	511.9	1,197%
Adjusted earnings (loss) per diluted share [1,2]	12.01	0.66	11.35	1,720%
Weighted-average diluted shares outstanding (in millions)	46.4	46.5	—	—%
(1) Per diluted share includes the impact of adjusting redeemable noncontrolling interests to current redemption value
(2) See Non-GAAP Financial Data section of this press release for further information.
(3) Some financial data in this press release may not add up due to rounding

Results of Operations by Segment
Ambac is reporting three reportable segments: Legacy Financial Guarantee Insurance, Specialty Property & Casualty Insurance, and Insurance Distribution.
For the fourth quarter 2022, there were several notable items in the Legacy Financial Guarantee segment which collectively accounted for the majority of the $178 million of pre-tax income including: a $126 million litigation recovery related to settling the Bank of America RMBS representation and warranty litigation, a $42 million benefit from settling the Nomura RMBS representation and warranty litigation, $24 million of net gains on extinguishment of debt ($77 million of gains from surplus note repurchases partially off-set by $53 million of call premium and accelerated discount amortization on the Sitka Notes), partially offset by $20 million of litigation defense expenses and accruals included within general and administrative expenses.

The following table presents segment financial results and includes the non-GAAP measure, EBITDA on a segment and consolidated basis.

Three Months Ended December 31, 2022	Legacy Financial Guarantee Insurance	Specialty Property & Casualty Insurance	Insurance Distribution	Corporate & Other	Consolidated
($ in millions)
Gross premiums written	$(8.0)	$51.7			$43.7
Net premiums written	(7.9)	10.0			2.1
Revenues:
Net premiums earned	11.4	5.7			17.0
Fees and commission income		1.4	$8.8		10.2
Net investment income	20.8	0.5		$1.2	22.6
Net investment gains (losses), including impairments	0.3	—		—	0.3
Net gains (losses) on derivative contracts	5.0			—	5.0
Net realized gains on extinguishment of debt	24.3				24.3
Other income	13.7	—	0.2	—	13.9
Litigation recoveries	125.9				125.9
Total revenues and other income	201.3	7.5	9.1	1.2	219.1
Expenses:
Losses and loss adjustment expenses (benefit)	(58.7)	3.7			(55.1)
Commission expense			5.1		5.1
Amortization of deferred acquisition costs, net	—	1.1			1.2
General and administrative expenses	38.7	3.6	1.9	6.6	50.9
Total expenses	(20.0)	8.4	7.0	6.6	2.1
Net (gain) attributable to noncontrolling interest		—	(0.4)		(0.4)
Earnings before interest, taxes, depreciation and amortization	221.2	(0.9)	1.7	(5.4)	216.7
Add back noncontrolling interest EBITDA adjustment		—	0.4		0.4
Less: Interest expense	30.4		—		30.4
Less: Depreciation expense	0.4	—	—	—	0.5
Less: Intangible amortization	12.4		0.9		13.2
Pretax income (loss)	$178.0	$(0.9)	$1.2	$(5.4)	$172.9

Three Months Ended December 31, 2021	Legacy Financial Guarantee Insurance	Specialty Property & Casualty Insurance	Insurance Distribution	Corporate & Other	Consolidated
($ in millions)
Gross premiums written	$1.6	$6.8			$8.4
Net premiums written	2.3	1.3			3.6
Revenues:
Net premiums earned	10.1	0.5			10.5
Fees and commission income		0.1	$6.4		6.5
Net investment income	26.7	0.3		$0.2	27.1
Net investment gains (losses), including impairments	2.9	(0.2)		—	2.8
Net gains (losses) on derivative contracts	3.4				3.4
Net realized gains on extinguishment of debt	—				—
Other income	3.0	0.1	—	—	3.1
Litigation recoveries	—				—
Total revenues and other income	46.2	0.7	6.4	0.2	53.5
Expenses:
Losses and loss adjustment expenses (benefit)	(15.5)	0.3			(15.2)
Amortization of deferred acquisition costs, net	—	0.1			0.1
Commission expense			3.6		3.6
General and administrative expenses	21.1	3.5	1.4	2.4	28.4
Total expenses	5.6	3.9	5.1	2.4	17.0
Net (gain) attributable to noncontrolling interest			(0.3)		(0.3)
Earnings before interest, taxes, depreciation and amortization	40.6	(3.2)	1.1	(2.2)	36.2
Add back noncontrolling interest EBITDA adjustment			0.3		0.3
Less: Interest expense	43.8				43.8
Less: Depreciation expense	0.4	—	—	—	0.5
Less: Intangible amortization	10.7	—	0.7		11.3
Pretax income (loss)	$(14.3)	$(3.2)	$0.7	$(2.2)	$(19.1)

Results of Operations by Segment (Continued)

Year Ended December 31, 2022	Legacy Financial Guarantee Insurance	Specialty Property & Casualty Insurance	Insurance Distribution	Corporate & Other	Consolidated
($ in millions)
Gross premiums written	$(19.5)	$146.4			$126.9
Net premiums written	(5.9)	28.6			22.6
Revenues:
Net premiums earned	42.4	13.9			56.3
Fees and commission income		3.1	$30.7		33.8
Net investment income	12.3	1.6		$2.9	16.8
Net investment gains (losses), including impairments	31.5	—		—	31.5
Net gains (losses) on derivative contracts	127.6			0.9	128.6
Net realized gains on extinguishment of debt	81.3				81.3
Other income	30.3	(0.1)	0.7	(0.1)	30.8
Litigation recoveries	125.9				125.9
Total revenues and other income	451.3	18.5	31.4	3.7	504.9
Expenses:
Losses and loss adjustment expenses (benefit)	(405.5)	9.1			(396.5)
Amortization of deferred acquisition costs, net	0.4	2.5			3.0
Commission expense			17.6		17.6
General and administrative expenses	102.4	13.2	6.3	17.3	139.2
Total expenses	(302.7)	24.8	23.9	17.3	(236.7)
Net (gain) attributable to noncontrolling interest		—	(1.5)		(1.4)
Earnings before interest, taxes, depreciation and amortization	754.0	(6.3)	6.0	(13.6)	740.1
Add back noncontrolling interest EBITDA adjustment		—	1.5		1.4
Less: Interest expense	168.2				168.2
Less: Depreciation expense	1.8	—	—	0.1	2.0
Less: Intangible amortization	43.9		2.9		46.8
Pretax income (loss)	$540.1	$(6.3)	$4.5	$(13.7)	$524.6
(1)Based on premiums placed. Refer to the Specialty P&C Insurance Platform Production section of this release for further details.

Year Ended December 31, 2021	Legacy Financial Guarantee Insurance	Specialty Property & Casualty Insurance	Insurance Distribution	Corporate & Other	Consolidated
($ in millions)
Gross premiums written	$(11.1)	$13.0			$1.9
Net premiums written	(35.4)	2.6			(32.9)
Revenues:
Net premiums earned	46.3	0.7			47.0
Fees and commission income		0.2	$26.2		26.3
Net investment income	138.0	0.9		$0.5	139.3
Net investment gains (losses), including impairments	2.9	(0.2)		4.0	6.7
Net gains (losses) on derivative contracts	22.3				22.3
Net realized gains on extinguishment of debt	32.8				32.8
Other income	8.1	—	—	—	8.1
Total revenues	250.3	1.5	26.2	4.5	282.5
Expenses:
Losses and loss adjustment expenses (benefit)	(88.7)	0.5			(88.2)
Amortization of deferred acquisition costs, net	0.4	0.1			0.5
Commission expense			14.5		14.5
General and administrative expenses	76.7	8.5	5.3	19.1	109.5
Total expenses	(11.6)	9.1	19.8	19.1	36.4
Net (gain) attributable to noncontrolling interest			(1.3)		(1.3)
Earnings before interest, taxes, depreciation and amortization	261.9	(7.6)	5.1	(14.6)	244.8
Add back noncontrolling interest EBITDA adjustment			1.3		1.3
Less: Interest expense	187.5				187.5
Less: Depreciation expense	1.8	—	—	—	1.8
Less: Intangible amortization	52.4		2.6		55.0
Pretax income (loss)	$20.3	$(7.6)	$3.7	$(14.6)	$1.8
(1)Based on premiums placed. Refer to the Specialty P&C Insurance Platform Production section of this release for further details.

Specialty P&C Insurance Production
Specialty P&C Insurance production, which includes gross premiums written by Ambac's Specialty P&C Insurance segment and premiums placed by the Insurance Distribution segment, totaled $90 million in the fourth quarter of 2022, an increase of 172% from the fourth quarter of 2021. For the full year premiums placed grew 116% to $282 million over the prior year. Specialty P&C Insurance revenues are dependent on gross premiums written as specialty program insurance companies earn premiums based on the portion of gross premiums written retained (i.e. net premiums written) and fees on gross premiums written that are ceded to reinsurers. Insurance Distribution revenues are dependent on premium volume as Managing General Agents/Underwriters and brokers receive commissions based on the amount of premiums placed (i.e. gross premiums written on behalf of insurance carriers) with insurance carriers.

	Three Months Ended December 31,			Year Ended December 31,
($ in millions)	2022	2021	Change	2022	2021	Change
Specialty Property & Casualty Insurance Gross Premiums Written	$51.7	$6.8	660%	$146.4	$13.0	1,026%
Insurance Distribution Premiums Placed	38.3	26.3	46%	135.5	117.5	15%
Specialty P&C Insurance Production	$90.0	$33.1	172%	$281.9	$130.5	116%
Net Premiums Earned
During the fourth quarter of 2022, net premiums earned of $17 million increased $6.5 million or 61% compared to the fourth quarter of 2021. Specialty Property & Casualty Insurance segment net premiums earned accounted for $5 million of the increase. Legacy Financial Guarantee Insurance segment net premiums earned accounted for the remainder of the increase as the acceleration of Puerto Rico HTA premiums more than off-set the decline in net premiums earned from run-off of the insured portfolio.

Net Investment Income
Net investment income for the fourth quarter of 2022 was $23 million compared to net investment income of $27 million for the fourth quarter of 2021.
The decrease in net investment income in the fourth quarter of 2022 compared to the fourth quarter of 2021 was attributable to a $11 million decline in net gains on fund investments because of weakened market conditions, somewhat off-set by higher income from the available-for-sale fixed maturity portfolio.
Losses and Loss Expenses (Benefit)
Losses and loss expenses (benefit) ("Incurred Losses") for the fourth quarter of 2022 were a benefit of $55.1 million, compared to a benefit of $15.2 million for the fourth quarter of 2021, as outlined in the following table.

	Three Months Ended December 31,		Year Ended December 31,
($ in millions)	2022	2021	2022	2021
Financial Guarantee
Structured finance	$(57.6)	$24.2	$(207.0)	$(19.8)
Domestic public finance	2.0	(40.5)	(192.5)	(72.5)
Other	(3.2)	0.8	(6.1)	3.6
Specialty property & casualty	3.7	0.3	9.1	0.5
Total losses and loss expenses (benefit)	$(55.1)	$(15.2)	$(396.5)	$(88.2)
The fourth quarter of 2022 structured finance benefit of $58 million was driven primarily by the $43 million benefit resulting from the Nomura settlement and collateral improvements.
Net Gains (Losses) on Derivative Contracts
Net gains on derivative contracts of $5 million for the fourth quarter of 2022, compared to $3 million of gains for the fourth quarter of 2021. Results in both period were primarily driven by increases in interest rates. The interest rate derivatives portfolio is positioned to benefit from rising interest rates as a partial economic hedge against interest rate exposure in AAC's insured and investment portfolios.
Gross Commission Income
Gross commission income generated by the Insurance Distribution segment grew 38% in the fourth quarter 2022 to $8.8 million from $6.4 million in the fourth quarter of 2021. The growth in gross commissions was driven largely by the inclusion of AllTrans and Capacity Marine which were acquired effective November 1, 2022, and organic growth at Xchange.
General and Administrative Expenses
General and administrative expenses for the fourth quarter 2022 were $51 million compared to $29 million in the fourth quarter of 2021. Specialty P&C Insurance operating expenses increased as a result of higher headcount and other costs associated with growth in the business. General and administrative expenses in the Insurance Distribution segment grew marginally due to the acquisitions of All Trans and Capacity Marine. Legacy Financial Guarantee Insurance operating expenses were higher due to litigation defense costs which more than offset a broader reduction of expenses.

	Three Months Ended December 31,		Year Ended December 31,
($ in millions)	2022	2021	2022	2021
Legacy Financial Guarantee Insurance	$39.2	$21.5	$104.2	$78.4
Specialty Property & Casualty Insurance	3.6	3.5	13.2	8.5
Insurance Distribution	1.9	1.5	6.3	5.3
Corporate & Other	6.7	2.4	17.4	19.1
Total operating expenses	$51.4	$28.9	$141.2	$111.3
AFG (holding company only) Assets
AFG on a standalone basis, excluding its ownership interests in its Specialty P&C Insurance, Insurance Distribution, and Legacy Financial Guarantee businesses, had net assets of $223 million as of December 31, 2022. Assets included cash and liquid securities of $178 million and other investments of $28 million. During the fourth quarter AFG sold its AAC Surplus Notes back to AAC, increasing liquidity by $95 million.
Capital Activity
Effective October 29, 2022, AAC redeemed in full the outstanding balance of $1.2 billion of the Sitka Notes as well as $213 million (including $1.4 million of accrued interest from September 30, 2022 to October 29, 2022) of Tier 2 Notes. In January 2023, AAC repaid the remaining $146 million of outstanding Tier 2 Notes.
AAC repurchased Surplus Notes from third parties during the fourth quarter of 2022 with par and accrued interest outstanding of $364 million, generating a $77 million gain on retirement of debt. This gain is recorded within Net realized gains on extinguishment of debt in Ambac's consolidated statement of operations and is partially offset by the $53 million call premium and accelerated discount amortization triggered by the redemption of the Sitka Notes.
AAC repurchased $23 million (liquidation value) of its outstanding AMPS during the fourth quarter of 2022 for $8 million which generated a $1.1 million gain.
Effective November 7, 2022, Ambac acquired controlling interests All Trans Risk Solutions, LLC and Capacity Marine Corporation, which on a combined basis will add approximately $60 million of premiums placed annually to Ambac's Insurance Distribution segment.
Consolidated Ambac Financial Group, Inc. Stockholders' Equity
Stockholders’ equity at December 31, 2022, was $1,252 million, or $27.85 per share compared to $1,009 million or $22.43 per share as of September 30, 2022. The increase was primarily due to net income attributable to common shareholders of $175 million, net unrealized investment gains of $11 million and foreign exchange translation gains of $51 million.
Legacy Financial Guarantee Insurance Insured Portfolio
Legacy Financial Guarantee Insurance insured net par outstanding declined 6.0% during the quarter ended December 31, 2022, to $22.6 billion from $24.1 billion at September 30, 2022.
Adversely Classified and Watch List Credits decreased in the fourth quarter of 2022 by $0.4 billion or 4.7% to $7.8 billion at December 31, 2022, from $8.2 billion at September 30, 2022.
The decrease in net par outstanding and Adversely Classified and Watch List Credits is largely due to de-risking activity, partially offset by the impact of foreign exchange rates. Excluding the impact of foreign exchange rates Adversely Classified and Watch List Credits decreased 6.4% from September 30, 2022.
Details of the Legacy Financial Guarantee Insurance insured portfolio are highlighted in the below table.

Net Par Outstanding	December 31, 2022	September 30, 2022
By Sector:
Domestic public finance	47%	46%
Structured Finance	16%	17%
International	37%	37%
By Financial Guarantor:
Ambac Assurance	64%	64%
Ambac UK	36%	36%
Non-GAAP Financial Data
In addition to reporting Ambac’s quarterly financial results in accordance with GAAP, the Company currently reports three non-GAAP financial measures: EBITDA, adjusted earnings and adjusted book value. The most directly comparable GAAP measures are pre-tax net income for EBITDA, net income attributable to common stockholders for adjusted earnings and Total Ambac Financial Group, Inc. stockholders’ equity for adjusted book value. A non-GAAP financial measure is a numerical measure of financial performance or financial position that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP. We present such non-GAAP supplemental financial information because we believe such information is of interest to the investment community that provides greater transparency and enhanced visibility into the underlying drivers of our businesses on a basis that may not be otherwise apparent on a

GAAP basis. We view these non-GAAP financial measures as important indicators when assessing and evaluating our performance on a segmented and consolidated basis. These non-GAAP financial measures are not substitutes for the Company’s GAAP reporting, should not be viewed in isolation and may differ from similar reporting provided by other companies, which may define non-GAAP measures differently.
Ambac has a significant U.S. tax net operating loss (“NOL”) that is offset by a full valuation allowance in the GAAP consolidated financial statements. As a result of this and other considerations, we utilized a 0% effective tax rate for non-GAAP adjustments for both Adjusted Earnings and Adjusted Book Value; which is subject to change.
The following paragraphs define each non-GAAP financial measure. A reconciliation of the non-GAAP financial measure and the most directly comparable GAAP financial measure is also presented below.
EBITDA. EBITDA is defined as net income before interest expense, income taxes, depreciation and amortization of intangible assets. EBITDA is also adjusted for noncontrolling interests in subsidiaries where Ambac does not own 100%.
The following table reconciles net income (loss) attributable to common shareholders to the non-GAAP measure, EBITDA on a consolidation and segment basis.

Three Months Ended December 31, 2022	Legacy Financial Guarantee Insurance	Specialty Property & Casualty Insurance	Insurance Distribution	Corporate & Other	Consolidated
Pretax income (loss)	$178.0	$(0.9)	$1.2	$(5.4)	$172.9
Adjustments:
Interest expense	30.4	—	—	—	30.4
Depreciation	0.4	—	—	—	0.5
Amortization of intangible assets	12.4	—	0.9	—	13.2
Net (gain) attributable to noncontrolling interest		—	(0.4)		(0.4)
EBITDA	$221.2	$(0.9)	$1.7	$(5.4)	$216.7
Three Months Ended December 31, 2021
Pretax income (loss)	$(14.3)	$(3.2)	$0.7	$(2.2)	$(19.1)
Adjustments:
Interest expense	43.8	—	—	—	43.8
Depreciation	0.4	—	—	—	0.5
Amortization of intangible assets	10.7	—	0.7	—	11.3
Net (gain) attributable to noncontrolling interest			(0.3)		(0.3)
EBITDA	$40.6	$(3.2)	$1.1	$(2.2)	$36.2

Year Ended December 31, 2022	Legacy Financial Guarantee Insurance	Specialty Property & Casualty Insurance	Insurance Distribution	Corporate & Other	Consolidated
Pretax income (loss)	$540.1	$(6.3)	$4.5	$(13.7)	$524.6
Adjustments:
Interest expense	168.2	—	—	—	168.2
Depreciation	1.8	—	—	0.1	2.0
Amortization of intangible assets	43.9	—	2.9	—	46.8
Net (gain) attributable to noncontrolling interest		—	(1.5)		(1.4)
EBITDA	$754.0	$(6.3)	$6.0	$(13.6)	$740.1
Year Ended December 31, 2021
Pretax income (loss)	$20.3	$(7.6)	$3.7	$(14.6)	$1.8
Adjustments:
Interest expense	187.5	—	—	—	187.5
Depreciation	1.8	—	—	—	1.8
Amortization of intangible assets	52.4	—	2.6	—	55.0
Net (gain) attributable to noncontrolling interest			(1.3)		(1.3)
EBITDA	$261.9	$(7.6)	$5.1	$(14.6)	$244.8

Adjusted Earnings (Loss). Adjusted earnings (loss) is defined as net income (loss) attributable to common stockholders, as reported under GAAP, adjusted on an after-tax basis for the following:
•Insurance intangible amortization: Elimination of the amortization of the financial guarantee insurance intangible asset that arose as a result of Ambac’s emergence from bankruptcy and the implementation of Fresh Start reporting. This adjustment ensures that all financial guarantee contracts are accounted for consistent with the provisions of the Financial Services – Insurance Topic of the ASC.
•Foreign exchange (gains) losses: Elimination of the foreign exchange gains (losses) on the re-measurement of assets, liabilities and transactions in non-functional currencies. This adjustment eliminates the foreign exchange gains (losses) on all assets, liabilities and transactions in non-functional currencies, which enables users of our financial statements to better view the results without the impact of fluctuations in foreign currency exchange rates and facilitates period-to-period comparisons of Ambac's operating performance.
Adjusted earnings were $190 million, or $4.18 per diluted share, for the fourth quarter 2022 as compared to adjusted earnings of $10 million, or $0.16 per diluted share, for the fourth quarter of 2021.
The following table reconciles net income (loss) attributable to common stockholders to the non-GAAP measure, adjusted earnings (loss), for the three-month periods ended December 31, 2022, and December 31, 2021, respectively:

	Three Months Ended December 31,
	2022		2021
($ in millions, other than per share data)	$ Amount	Per Diluted Share (1)	$ Amount	Per Diluted Share (1)
Net income (loss) attributable to common stockholders	$175.2	$3.86	$(22.1)	$(0.42)
Adjustments:
Insurance intangible amortization	12.4	0.27	10.7	0.23
Foreign exchange (gains) losses	2.3	0.05	1.5	0.03
Adjusted Earnings (loss)	$189.8	$4.18	$(9.9)	$(0.16)
Weighted-average diluted shares outstanding (in millions)		46.1		46.6

	Year Ended December 31,
	2022		2021
($ in millions, other than per share data)	$ Amount	Per Diluted Share (1)	$ Amount	Per Diluted Share (1)
Net income (loss) attributable to common stockholders	$522.4	$11.31	$(16.9)	$(0.61)
Adjustments:
Insurance intangible amortization	43.9	0.95	52.4	1.12
Foreign exchange (gains) losses	(11.7)	(0.25)	7.3	0.15
Adjusted Earnings (loss)	$554.6	$12.01	$42.8	$0.66
Weighted-average diluted shares outstanding (in millions)		46.4		46.5
1     Per Diluted share includes the impact of adjusting the Insurance Distribution segment related noncontrolling interest to current redemption value
Adjusted Book Value. Adjusted book value is defined as Total Ambac Financial Group, Inc. stockholders’ equity as reported under GAAP, adjusted for after-tax impact of the following:
•Insurance intangible asset: Elimination of the financial guarantee insurance intangible asset that arose as a result of Ambac’s emergence from bankruptcy and the implementation of Fresh Start reporting. This adjustment ensures that all financial guarantee contracts are accounted for within adjusted book value consistent with the provisions of the Financial Services—Insurance Topic of the ASC.
•Net unearned premiums and fees in excess of expected losses: Addition of the value of the unearned premium revenue ("UPR") on financial guarantee contracts, in excess of expected losses, net of reinsurance. This non-GAAP adjustment presents the economics of UPR and expected losses for financial guarantee contracts on a consistent basis. In accordance with GAAP, stockholders’ equity reflects a reduction for expected losses only to the extent they exceed UPR. However, when expected losses are less than UPR for a financial guarantee contract, neither expected losses nor UPR have an impact on stockholders’ equity. This non-GAAP adjustment adds UPR in excess of expected losses, net of reinsurance, to stockholders’ equity for financial guarantee contracts where expected losses are less than UPR. This adjustment is only made for financial guarantee contracts since such premiums are non-refundable.
•Net unrealized investment (gains) losses in Accumulated Other Comprehensive Income: Elimination of the unrealized gains and losses on the Company’s investments that are recorded as a component of accumulated other comprehensive income (“AOCI”). The AOCI component of the fair value adjustment on the investment portfolio may differ from realized gains and losses ultimately recognized by the Company based on the Company’s investment strategy. This adjustment only allows for such gains and losses in adjusted book value when realized.
Adjusted book value was $1,272 million, or $28.29 per share, at December 31, 2022, as compared to $1,040 million, or $23.13 per share, at September 30, 2022.
The following table reconciles Total Ambac Financial Group, Inc. stockholders’ equity to the non-GAAP measure adjusted book value as of each date presented:

	December 31, 2022		September 30, 2022
($ in millions, other than per share data)	$ Amount	Per Share	$ Amount	Per Share
Total AFG Stockholders' Equity	$1,252.3	$27.85	$1,008.6	$22.43
Adjustments:
Insurance intangible asset	(265.7)	(5.91)	(271.9)	(6.04)
Net unearned premiums and fees in excess of expected losses	214.1	4.76	221.4	4.92
Net unrealized investment (gains) losses in Accumulated Other Comprehensive Income	71.4	1.59	81.9	1.82
Adjusted book value	$1,272.1	$28.29	$1,040.0	$23.13
Shares outstanding (in millions)		45.0		45.0
Earnings Call and Webcast
On March 1, 2023 at 8:30am ET, Claude LeBlanc, President and Chief Executive Officer, and David Trick, Executive Vice President and Chief Financial Officer, will discuss Ambac's fourth quarter 2022 results during a conference call. A live audio webcast of the call will be available through the Investor Relations section of Ambac’s website, https://ambac.com/investor-relations/events-and-presentations/events/. Participants may also listen via telephone by dialing (877) 407-9716 (Domestic) or (201) 493-6779 (International).
The webcast will be archived on Ambac's website. A replay of the call will be available through March 15, 2023, and can be accessed by dialing (Domestic) (844) 512-2921 or (International) (412) 317-6671; and using ID#13732815
Additional information is included in an operating supplement and presentations at Ambac's website at www.ambac.com.
About Ambac
Ambac Financial Group, Inc. (“Ambac” or “AFG”) is a financial services holding company headquartered in New York City. Ambac’s core business is a growing specialty P&C distribution and underwriting platform. Ambac also has a legacy financial guaranty business in run off. Ambac’s common stock trades on the New York Stock Exchange under the symbol “AMBC”. Ambac is committed to providing timely and accurate information to the investing public, consistent with our legal and regulatory obligations. To that end, we use our website to convey information about our businesses, including the anticipated release of quarterly financial results, quarterly financial, statistical and business-related information. For more information, please go to www.ambac.com.
The Amended and Restated Certificate of Incorporation of Ambac contains substantial restrictions on the ability to transfer Ambac’s common stock. Subject to limited exceptions, any attempted transfer of common stock shall be prohibited and void to the extent that, as a result of such transfer (or any series of transfers of which such transfer is a part), any person or group of persons shall become a holder of 5% or more of Ambac’s common stock or a holder of 5% or more of Ambac’s common stock increases its ownership interest.
Contact
Charles J. Sebaski
Managing Director, Investor Relations
(212) 208-3222
csebaski@ambac.com

Forward-Looking Statements
In this press release, statements that may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “estimate,” “project,” “plan,” “believe,” “anticipate,” “intend,” “planned,” “potential” and similar expressions, or future or conditional verbs such as “will,” “should,” “would,” “could,” and “may,” or the negative of those expressions or verbs, identify forward-looking statements. We caution readers that these statements are not guarantees of future performance. Forward-looking statements are not historical facts but instead represent only our beliefs regarding future events, which may by their nature be inherently uncertain and some of which may be outside our control. These statements may relate to plans and objectives with respect to the future, among other things which may change. We are alerting you to the possibility that our actual results may differ, possibly materially, from the expected objectives or anticipated results that may be suggested, expressed or implied by these forward-looking statements. Important factors that could cause our results to differ, possibly materially, from those indicated in the forward-looking statements include, among others, those discussed under “Risk Factors” in our most recent SEC filed quarterly or annual report.
Any or all of management’s forward-looking statements here or in other publications may turn out to be incorrect and are based on management’s current belief or opinions. Ambac Financial Group’s (“AFG”) and its subsidiaries’ (collectively, “Ambac” or the “Company”) actual results may vary materially, and there are no guarantees about the performance of Ambac’s securities. Among events, risks, uncertainties or factors that could cause actual results to differ materially are: (1) the high degree of volatility in the price of AFG’s common stock; (2) uncertainty concerning the Company’s ability to achieve value for holders of its securities, whether from Ambac Assurance Corporation (“AAC”) and its subsidiaries or from the specialty property and casualty insurance business, the insurance distribution business, or related businesses; (3) inadequacy of reserves established for losses and loss expenses and the possibility that changes in loss reserves may result in further volatility of earnings or financial results; (4) potential for rehabilitation proceedings or other regulatory intervention or restrictions against AAC; (5) credit risk throughout Ambac’s business, including but not limited to credit risk related to insured residential mortgage-backed securities, student loan and other asset securitizations, public finance obligations (including risks associated with Chapter 9 and other restructuring proceedings), issuers of securities in our investment portfolios, and exposures to reinsurers; (6) our inability to effectively reduce insured financial guarantee exposures or achieve recoveries or investment objectives; (7) our inability to generate the significant amount of cash needed to service our debt and financial obligations, and our inability to refinance our indebtedness; (8) Ambac’s substantial indebtedness could adversely affect its financial condition and operating flexibility; (9) Ambac may not be able to obtain financing or raise capital on acceptable terms or at all due to its substantial indebtedness and financial condition; (10) greater than expected underwriting losses in the Company’s specialty property and casualty insurance business; (11) failure of specialty insurance program partners to properly market, underwrite or administer policies; (12) inability to obtain reinsurance coverage on expected terms; (13) loss of key relationships for production of business in specialty property and casualty and insurance distribution businesses or the inability to secure such additional relationships to produce expected results; (14) the impact of catastrophic public health, environmental or natural events, or global or regional conflicts, on significant portions of our insured portfolio; (15) credit risks related to large single risks, risk concentrations and correlated risks; (16) risks associated with adverse selection as Ambac’s financial guarantee insurance portfolio runs off; (17) the risk that Ambac’s risk management policies and practices do not anticipate certain risks and/or the magnitude of potential for loss; (18) restrictive covenants in agreements and instruments that impair Ambac’s ability to pursue or achieve its business strategies; (19) adverse effects on operating results or the Company’s financial position resulting from measures taken to reduce financial guarantee risks in its insured portfolio; (20) disagreements or disputes with Ambac's insurance regulators; (21) loss of control rights in transactions for which we provide financial guarantee insurance; (22) inability to realize expected recoveries of financial guarantee losses; (23) risks attendant to the change in composition of securities in the Ambac’s investment portfolio; (24) adverse impacts from changes in prevailing interest rates; (25) events or circumstances that result in the impairment of our intangible assets and/or goodwill that was recorded in connection with Ambac’s acquisitions; (26) risks associated with the expected discontinuance of the London Inter-Bank Offered Rate; (27) factors that may negatively influence the amount of installment premiums paid to Ambac; (28) the risk of litigation and regulatory inquiries or investigations, and the risk of adverse outcomes in connection therewith; (29) the Company’s ability to adapt to the rapid pace of regulatory change; (30) actions of stakeholders whose interests are not aligned with broader interests of Ambac's stockholders; (31) system security risks, data protection breaches and cyber attacks; (32) regulatory oversight of Ambac Assurance UK Limited (“Ambac UK”) and applicable regulatory restrictions may adversely affect our ability to realize value from Ambac UK or the amount of value we ultimately realize; (33) failures in services or products provided by third parties; (34) political developments that disrupt the economies where the Company has insured exposures; (35) our inability to attract and retain qualified executives, senior managers and other employees, or the loss of such personnel; (36) fluctuations in foreign currency exchange rates; (37) failure to realize our business expansion plans or failure of such plans to create value; (38) greater competition for our specialty property and casualty insurance business and/or our insurance distribution business; (39) loss or lowering of the AM Best rating for our property and casualty insurance company subsidiaries; (40) disintermediation within the insurance industry or greater competition from technology-based insurance solutions; (41) changes in law or in the functioning of the healthcare market that impair the business model of our accident and health managing general underwriter; and (42) other risks and uncertainties that have not been identified at this time.

AMBAC FINANCIAL GROUP, INC. AND SUBSIDIARIES
Consolidated Statements of Income (Loss) (Unaudited)

	Three Months Ended
	December 31,
($ in millions, except share data)	2022	2021
Revenues:
Net premiums earned	$17	$11
Commission income	9	6
Program fees	1	—
Net investment income	23	27
Net investment gains (losses), including impairments	—	3
Net gains (losses) on derivative contracts	5	3
Net realized gains on extinguishment of debt	24	—
Income (loss) on variable interest entities	7	2
Other income	7	2
Litigation recoveries	126	—
Total revenues and other income	219	53
Expenses:
Losses and loss adjustment expenses (benefit)	(55)	(15)
Amortization of deferred acquisition costs, net	1	—
Commission expense	5	4
General and administrative expenses	51	29
Intangible amortization	13	11
Interest expense	30	44
Total expenses	46	73
Pretax income (loss)	173	(19)
Provision (benefit) for income taxes	(1)	3
Net income (loss)	174	(22)
Less: net (gain) loss attributable to noncontrolling interest	—	—
Plus: gain on purchase of auction market preferred shares	1	—
Net income (loss) attributable to common stockholders	$175	$(22)

Net income (loss) per basic share	$3.93	$(0.42)
Net income (loss) per diluted share	$3.86	$(0.42)

Weighted-average number of common shares outstanding:
Basic	45,341,861	46,629,380
Diluted	46,078,826	46,629,380

AMBAC FINANCIAL GROUP, INC. AND SUBSIDIARIES
Consolidated Statements of Income (Loss) (Unaudited)

	Year Ended December 31,
($ in millions, except share data)	2022	2021
Revenues:
Net premiums earned	$56	$47
Commission income	31	26
Program fees	3	—
Net investment income	17	139
Net investment gains (losses), including impairments	31	7
Net gains (losses) on derivative contracts	129	22
Net realized gains on extinguishment of debt	81	33
Income (loss) on variable interest entities	21	7
Other income	10	1
Litigation recoveries	126	—
Total revenues and other income	505	282
Expenses:
Losses and loss adjustment expenses (benefit)	(396)	(88)
Amortization of deferred acquisition costs, net	3	1
Commission expense	18	15
General and administrative expenses	141	111
Intangible amortization	47	55
Interest expense	168	187
Total expenses	(20)	281
Pretax income (loss)	525	2
Provision (benefit) for income taxes	2	18
Net income (loss)	$522	$(16)
Less: net (gain) loss attributable to noncontrolling interest	(1)	(1)
Plus: gain on purchase of auction market preferred shares	1	—
Net income (loss) attributable to common stockholders	$522	$(17)

Net income (loss) per basic share	$11.48	$(0.61)
Net income (loss) per diluted share	$11.31	$(0.61)

Weighted-average number of common shares outstanding:
Basic	45,719,906	46,535,001
Diluted	46,414,830	46,535,001

AMBAC FINANCIAL GROUP, INC. AND SUBSIDIARIES
Consolidated Balance Sheets (Unaudited)

	Year Ended December 31,
($ in millions, except share data)	2022	2021
Assets:
Investments:
Fixed maturity securities, at fair value (amortized cost: $1,469 and $1,605)	$1,395	$1,730
Fixed maturity securities pledged as collateral, at fair value (amortized cost: $0 and $15)	—	$15
Fixed maturity securities - trading	59	—
Short-term investments, at fair value (amortized cost: $507 and $415)	507	414
Short-term investments pledged as collateral, at fair value (amortized cost: $64 and $105)	64	105
Other investments (includes $556 and $683 at fair value)	568	690
Total investments (net of allowance for credit losses of $0 and $0)	2,593	2,955
Cash and cash equivalents (including $14 and $5 of restricted cash)	44	21
Premium receivables (net of allowance for credit losses of $5 and $9)	269	323
Reinsurance recoverable on paid and unpaid losses (net of allowance for credit losses of $0 and $0)	115	55
Deferred ceded premium	124	90
Deferred acquisition costs	3	—
Subrogation recoverable	271	2,092
Derivative assets	27	76
Intangible assets	326	362
Goodwill	61	46
Other assets	84	68
Variable interest entity assets:
Fixed maturity securities, at fair value	1,967	3,455
Restricted cash	17	2
Loans, at fair value	1,829	2,718
Derivative and other assets	241	40
Total assets	$7,973	$12,303
Liabilities and Stockholders’ Equity:
Liabilities:
Unearned premiums	$372	$395
Loss and loss adjustment expense reserves	805	1,570
Ceded premiums payable	39	33
Deferred program fees and reinsurance commissions	5	—
Long-term debt	639	2,230
Accrued interest payable	427	576
Derivative liabilities	38	95
Other liabilities	163	133
Variable interest entity liabilities:
Long-term debt (includes $2,788 and $4,056 at fair value)	3,107	4,216
Derivative liabilities	1,048	1,940
Other liabilities	5	—
Total liabilities	6,647	11,187
Redeemable noncontrolling interest	20	18
Stockholders’ equity:
Preferred stock, par value $0.01 per share; 20,000,000 shares authorized shares; issued and outstanding shares—none	—	—
Common stock, par value $0.01 per share; 130,000,000 shares authorized; issued shares: 46,658,990 and 46,477,068	—	—
Additional paid-in capital	274	257
Accumulated other comprehensive income (loss)	(253)	58
Retained earnings	1,245	726
Treasury stock, shares at cost: 1,685,233 and 172,929	(15)	(3)
Total Ambac Financial Group, Inc. stockholders’ equity	1,252	1,038
Nonredeemable noncontrolling interest	53	60
Total stockholders’ equity	1,305	1,098
Total liabilities, redeemable noncontrolling interest and stockholders’ equity	$7,973	$12,303